Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                            Due Period 8/31/2003
                                                    Determination Date 9/17/2003
                                                     Distribution Date 9/22/2003
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
I   Available in Certificate Account

    Principal collected on Mortgage Loans                                                                      18,722,197.74
    All Liquidation Proceeds with respect to Principal                                                            119,113.17
    Principal portion of Purchase Price on Repurchased Mortgage Loans                                                   0.00
    Substitution Adjustment with respect to Principal                                                                   0.00
    Amount transferred from Pre-Funding Account                                                                         0.00
                                                                                                             ---------------

                            Principal Distribution Amount                                                      18,841,310.91

    Interest collected on Mortgage Loans                                                                        5,920,294.39
    Interest portion of Purchase Price on Repurchased Mortgage Loans                                                    0.00
    All Liquidation Proceeds with respect to Interest                                                                   0.00
    Substitution Adjustment with respect to Interest                                                                    0.00
    Master Servicer Monthly Advances (net of Compensating Interest)                                               742,710.07
    Reimbursement of previous months Servicer Advances                                                           (423,166.86)
    Compensating Interest                                                                                           4,941.36
    Investment Earnings on the Certificate Account                                                                      0.00
    Investment Earnings on the Prefunding Account                                                                       0.00
                                                                                                             ---------------

                            Interest Remittance Amount                                                          6,244,778.96

    Amount not Required to be deposited                                                                                 0.00

                            Total available in the Certificate Account                                         25,086,089.87

II  Distributions                                                               Per $1,000                        Amount
                                                                             -----------------               ---------------

1.  Aggregate Class A-1 Distribution                                            74.03480265                    21,766,231.98

2.  Aggregate Class A-2 Distribution                                             1.95833333                       417,125.00

3.  Aggregate Class A-3 Distribution                                             2.32500000                       134,850.00

4.  Aggregate Class A-4 Distribution                                             3.27500000                       373,350.00

5.  Aggregate Class A-5 Distribution                                             4.15000000                       137,157.50

6.  Aggregate Class A-6 Distribution                                             3.38333330                       318,033.33

7.  Aggregate Class A-IO Distribution                                            4.16666665                       708,333.33

8.  Aggregate Class M-1 Distribution                                             3.89166660                       210,344.58

9.  Aggregate Class M-2 Distribution                                             4.21666667                       178,365.00

10  Aggregate Class B Distribution                                               4.58333324                       172,333.33

11. Aggregate Class X-IO Distribution                                                                                   0.00

12. Aggregate Class R Distribution                                                                                      0.00

13. Aggregate Master Servicer Distribution                                                                        669,965.82

                                                                                                             ---------------

                                              Total Distributions =                                            25,086,089.87
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
III    Certificate Class Balances                                                   Factor %                         Amount
                                                                                -----------------               ---------------
       Opening Senior Class A Certificate Balances as reported on the prior
       Monthly Master Servicer Report:
          (a) Class A-1                                                            74.00522323%                  217,575,356.30
          (b) Class A-2                                                           100.00000000%                  213,000,000.00
          (c) Class A-3                                                           100.00000000%                   58,000,000.00
          (d) Class A-4                                                           100.00000000%                  114,000,000.00
          (e) Class A-5                                                           100.00000000%                   33,050,000.00
          (f) Class A-6                                                           100.00000000%                   94,000,000.00
                                                                                                                ---------------
                                                                                                                 729,625,356.30

          (g) Class A-IO                                                          100.00000000%                  170,000,000.00

       Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:
          (a) Class M-1                                                           100.00000000%                   54,050,000.00
          (b) Class M-2                                                           100.00000000%                   42,300,000.00
          (c) Class B                                                             100.00000000%                   37,600,000.00
                                                                                                                ---------------
                                                                                                                 133,950,000.00

IV     Principal Distribution Amount

1(a).  Basic Principal Amount                                                                          No.          Amount
                                                                                                   ----------   ---------------
          (a) Stated principal collected                                                                           1,507,824.24
          (b) Principal Prepayments                                                                     199       17,214,373.50
          (c) Liquidation Proceeds                                                                                   119,113.17
          (d) Repurchased Mortgage Loans                                                                  0                0.00
          (e) Substitution Adjustment related to Principal                                                                 0.00
          (f) Amount Transferred from Pre-Funding Account                                                                  0.00
                                                                                                                ---------------
                                                 Total Principal Distribution                                     18,841,310.91

1(b). Subordination Increase Amount                                                                                2,685,588.18

2(a). Class A Principal Distribution Amount:
                                                                                  Per $ 1,000
                                                                                -----------------
          (a) Class A-1                                                            73.22074520                    21,526,899.09
          (b) Class A-2                                                             0.00000000                             0.00
          (c) Class A-3                                                             0.00000000                             0.00
          (d) Class A-4                                                             0.00000000                             0.00
          (e) Class A-5                                                             0.00000000                             0.00
          7.  Class A-6
              (a) Class A-6 Lockout Percentage                                                         0.00%
              (b) Class A-6 Lockout Distribution Amount                             0.00000000                             0.00

2(b).  Class M & B Principal Distribution Amount :
          1. Class M-1                                                              0.00000000                             0.00
          2. Class M-2                                                              0.00000000                             0.00
          3. Class B                                                                0.00000000                             0.00

2(c)   Class M & B Applied Realized Losses:
          1. Class M-1                                                              0.00000000                             0.00
          2. Class M-2                                                              0.00000000                             0.00
          3. Class B                                                                0.00000000                             0.00

                                                                                     Factor %                        Amount
                                                                                -----------------               ---------------
       Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
          (a) Class A-1                                                            66.68314871%                  196,048,457.21
          (b) Class A-2                                                           100.00000000%                  213,000,000.00
          (c) Class A-3                                                           100.00000000%                   58,000,000.00
          (d) Class A-4                                                           100.00000000%                  114,000,000.00
          (e) Class A-5                                                           100.00000000%                   33,050,000.00
          (f) Class A-6                                                           100.00000000%                   94,000,000.00
                                                                                                                ---------------
                                                                                                                 708,098,457.21

          (g) Class A-IO                                                          100.00000000%                  170,000,000.00

       Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
                              (a) Class M-1                                       100.00000000%                   54,050,000.00
                              (b) Class M-2                                       100.00000000%                   42,300,000.00
                              (c) Class B                                         100.00000000%                   37,600,000.00
                                                                                                                ---------------
                                                                                                                 133,950,000.00
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
V      Interest Distribution Amount

       Fixed Rate Certificates

          (b) Fixed Rate Certificates applicable Pass-Through Rate
                 1.  Class A-1                                                         1.20000%
                 2.  Class A-2                                                         2.35000%
                 3.  Class A-3                                                         2.79000%
                 4.  Class A-4                                                         3.93000%
                 5.  Class A-5                                                         4.98000%
                 6.  Class A-6                                                         4.06000%
                 7.  Class A-IO                                                        5.00000%
                 8.  Class M-1                                                         4.67000%
                 9.  Class M-2                                                         5.06000%
                 10. Class B                                                           5.50000%

       INTEREST REMITTANCE AMOUNT
          1. Interest collected on Mortgage Loans                                  5,920,294.39
          2. Interest advanced on Mortgage Loans                                     319,543.21
          3. Compensating Interest on Mortgage Loans                                   4,941.36
          4. Substitution Adjustment interest                                              0.00
          5. Purchase Price interest on repurchased accounts                               0.00
          6. Liquidation Proceeds interest portion                                         0.00
          7. Investment Earning in the Pre-Funding Account                                 0.00
                TOTAL INTEREST REMITTANCE AMOUNT                                                                   6,244,778.96

       Current Interest Requirement

                 1.  Class A-1  @ applicable Pass-Through Rate                                                       239,332.89
                 2.  Class A-2 @ applicable Pass-Through Rate                                                        417,125.00
                 3.  Class A-3 @ applicable Pass-Through Rate                                                        134,850.00
                 4.  Class A-4 @ applicable Pass-Through Rate                                                        373,350.00
                 5.  Class A-5 @ applicable Pass-Through Rate                                                        137,157.50
                 6.  Class A-6 @ applicable Pass-Through Rate                                                        318,033.33
                 7.  Class A-IO @ applicable Pass-Through Rate                                                       708,333.33
                 8.  Class M-1 @ applicable Pass-Through Rate                                                        210,344.58
                 9.  Class M-2 @ applicable Pass-Through Rate                                                        178,365.00
                 10. Class B @ applicable Pass-Through Rate                                                          172,333.33

       Class Interest Carryover Shortfall

                 1.  Class A-1                                                             0.00
                 2.  Class A-2                                                             0.00
                 3.  Class A-3                                                             0.00
                 4.  Class A-4                                                             0.00
                 5.  Class A-5                                                             0.00
                 6.  Class A-6                                                             0.00
                 7.  Class A-IO                                                            0.00
                 8.  Class M-1                                                             0.00
                 9.  Class M-2                                                             0.00
                 10. Class B                                                               0.00

       Certificates Interest Distribution Amount
                                                                                  Per $ 1,000
                                                                                -----------------
                 1.  Class A-1                                                       0.81405745                      239,332.89
                 2.  Class A-2                                                       1.95833333                      417,125.00
                 3.  Class A-3                                                       2.32500000                      134,850.00
                 4.  Class A-4                                                       3.27500000                      373,350.00
                 5.  Class A-5                                                       4.15000000                      137,157.50
                 6.  Class A-6                                                       3.38333330                      318,033.33
                 7.  Class A-IO                                                      4.16666665                      708,333.33
                 8.  Class M-1                                                       3.89166660                      210,344.58
                 9.  Class M-2                                                       4.21666667                      178,365.00
                 10. Class B                                                         4.58333324                      172,333.33

VI     Credit Enhancement Information
                                                                                                                          Total

          (a) Senior Enhancement Percentage                                                                               16.73%

          (b) OC Spread Holiday in effect?                                                                                   NO

          (c) Overcollateralization Amount:

                 1.  Opening Overcollateralization Amount                                                                  0.00
                 2.  Ending Overcollateralization Amount                                                           8,310,732.24
                 3.  Required Overcollateralization Amount                                                        31,020,000.00
                 4.  Subordination Deficiency                                                                     22,709,267.76
                 5.  Excess Overcollateralization Amount                                                                   0.00

VII    Trigger Information

          1.  (a)  60+ Delinquency  Percentage                                                                             0.71%
              (b)  Delinquency Event in effect
                     (Rolling Three Month > 45% of Sr. Enhancement) ?                                                        NO

          2.  (a)  Cumulative Loss Percentage                                                                              0.01%
              (b)  Applicable Loss Percentage for current
                   Distribution                                                                                            2.50%
              (c)  Cumulative Loss Trigger Event in effect                                                                   NO

VIII   Pool Information                                                                             No.             Amount
                                                                                                ----------      ---------------

              (a)  Closing Mortgage Loan Principal Balance:                                        9,565         850,359,189.45

              (b)  Principal Balance of Balloon Mortgage Loans                                        27           2,087,453.21

              (c)  Weighted Average Mortgage Rate:                                                                        8.177%

              (d)  Weighted Average Net Mortgage Rate:                                                                    7.691%

              (e)  Net Weighted Average Coupon Cap:                                                                       6.713%

              (f)  Net Weighted Average Coupon Cap for A-1 Class only                                                     6.102%

              (g)  Weighted Average Remaining Maturity:                                                                  322.19

              (h)  Weighted Average Original Maturity:                                                                   331.72
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
IX     Delinquency Information                                                        No.              %            Amount
                                                                                -----------------------------------------------

       A. Fixed Rate Mortgage Loans:
          (a) Delinquent Contracts:
              1. 31 - 59 Day Accounts                                                       180       1.78%       15,161,235.96
              2. 60 - 89 Day Accounts                                                        52       0.45%        3,813,397.32
              3. 90+  Day Accounts                                                           72       0.69%        5,883,568.56

          (b) Mortgage Loans - In Foreclosure                                                36       0.34%        2,910,919.90
          (c) REO Property Accounts                                                           3       0.02%          147,514.06

X      Realized Losses                                                                No.                           Amount
                                                                                ---------------                 ---------------

          1.  (a) Gross Realized Losses during the period                                     2                      238,341.39

              (b) Realized Losses during the period                                                                  119,228.22

              (c) Cumulative Gross Realized Losses                                            2                      238,341.39

              (d) Cumulative Realized Losses                                                                         119,228.22

              (e) Cumulative Applied Realized Losses

                     i. Class B                                                                                            0.00
                    ii. Class M-1                                                                                          0.00
                   iii. Class M-2                                                                                          0.00

XI     Miscellaneous Information

          1.  (a)  Monthly Master Servicer Fee

                     i. Monthly Servicing Fee                                                                        362,216.55
                    ii. Mortgage Fees                                                                                307,749.27
                   iii. Certificate Account Investment Earnings                                                            0.00

              (b)  Amount of prior unpaid Master Servicing Fees paid
                   with this distribution                                                                                  0.00

              (c)  Total Master Servicing Fees paid with this distribution                                           669,965.82

              (d)  Amount of unpaid Master Servicing Fees as of
                   this distribution                                                                                       0.00

          2.  (a)  Opening Master Servicer Advance Balance                                                         2,800,809.39

              (b)  Current Advance (exclusive of Compensating Interest)                                              742,710.07

              (c)  Reimbursement of prior Master Servicer Advances                                                  (423,166.86)
                                                                                                                ---------------

              (d)  Ending Master Servicer Advance Balance                                                          3,120,352.60

          3. Current period Compensating Interest                                                                      4,941.36

          4.  (a)  Stepdown Date in effect ?                                                             NO

          5.  Aggregate principal balance of Subsequent Mortgage Loans
              purchased by the Trust on the related Distribution Date:                                                     0.00

          6.  (a)  Beginning Amount of the Pre-Funding Account                                                             0.00
          6.  (b)  Principal Balance Purchased by the Trust                                                                0.00
          6.  (c)  Pre-Fuding Balance after the above Purchase (6b) to be
                   paid  as an additional principal to the Noteholders.                                                    0.00
          6.  (d)  Ending Amout of the Pre-Funding Account                                                                 0.00

               (d)  Amount of Investment Earnings in the Pre-Funding Account                                               0.00

          7.  Aggregate principal balance of Subsequent Mortgage Loans
              (during Funding Period)                                                     1,205                  120,916,357.55
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